Version 6.0 Effective Date: September 6, 2023 Owner: Luxfer Holdings PLC Legal Department Creation Date: November 6, 2012 LUXFER WHISTLEBLOWING POLICY UK, US, AUSTRALIA & CANADA Insider Trading and Dealing Policy

1 1.0 POLICY STATEMENT 1.1 General. This Insider Trading and Dealing Policy (this “Policy”) is intended to promote compliance with applicable securities laws by Luxfer Holdings PLC (together with its subsidiaries and affiliates, “Luxfer” or the “Company”), the members of its Board of Directors, and all Luxfer employees. 1.2 Purpose. U.S. federal and state securities laws, as well as the laws of other jurisdictions, make it illegal for anyone to trade in a company’s securities while in possession of material non-public information relating to that company. This conduct is referred to as “insider trading” and may result in civil and criminal penalties. This Policy sets forth procedures and guidelines with respect to transactions in Luxfer securities in order to avoid insider trading and preserve the reputation and integrity of the Company and persons affiliated with it. 2.0 PERSONS COVERED 2.1 Persons Covered. This Policy applies to all Luxfer employees, members of the Company’s Board of Directors, the Company itself, and any corporate affiliates or subsidiaries of the Company. This Policy also applies to certain family members of persons covered by this Policy – specifically, their spouse, any child or stepchild, and any other family member who lives in their household or who lives elsewhere but whose transactions are directed by or are subject to such covered person’s influence or control (“Family Members”). For purposes of this Policy, other Family Members may include a covered person’s parent, stepparent, grandparent, grandchild, sibling, mother- or father-in-law, son- or daughter-in-law, and brother- or sister-in-law. Any entity or trust that is owned, controlled, or influenced by any persons covered by this Policy are also subject to this Policy, and transactions by said entities shall be treated for purposes of this Policy and applicable securities laws as if they were transacted by the covered person. 2.2 Section 16 Persons and Other Insiders. This Policy includes certain requirements that apply only to executive officers of the Company and members of the Board of Directors (collectively, “Section 16 Persons”) and to certain other designated individuals whom the Company has determined are likely to have access to the Company’s non-public information, particularly financial information (“Other Insiders”). A list of the Company’s Section 16 Persons and Other Insiders is attached hereto as Schedule A. The Company will periodically update this list of Section 16 Persons and Other Insiders and will notify affected individuals when they have been added to or removed from said list. 3.0 TRANSACTIONS COVERED 3.1 Trading of Company Securities. The restrictions contained in this Policy apply to all Company securities, including ordinary shares, common stock, stock appreciation rights, options, restricted stock, restricted stock units, dividend equivalents, warrants, bonds, and any other debt or equity securities that the Company may issue from time to time. 3.2 Covered Transactions. The following transactions are covered by this Policy: • the purchase and sale of Luxfer ordinary shares and other securities; • the sale of ordinary shares obtained through the exercise of stock options (including cashless exercises); • the exercise of stock appreciation rights; • enrollment in or modification to participation elections with respect to the Company’s employee stock purchase plans in effect from time to time, including the Luxfer Share Incentive Plan and the Luxfer Holdings PLC Employee Stock Purchase Plan;

2 • election to make periodic contributions, or modifications to said election, to purchase Luxfer securities under a 401(k) plan that offers Luxfer securities as an investment option; • election to (a) borrow against a 401(k) account if the loan will result in liquidation of Luxfer securities or (b) pre-pay a 401(k) loan if pre-payment will result in allocation of loan proceeds to purchase or invest in Luxfer securities; • the gifting of securities, including charitable donations; and • the purchase and sale of derivative securities and hedging arrangements. 3.3 Transactions Not Covered. For the avoidance of doubt, the restrictions set forth in this Policy do not apply to: • the exercise of employee stock options acquired pursuant to a Company equity incentive plan, unless such exercise results in the sale of Luxfer securities to cover applicable tax withholdings; • the payment of cash to exercise stock options at any time, even during a Blackout Period; • the exercise of a tax withholding right pursuant to which a person has elected to have shares underlying a derivative security withheld to satisfy tax-related obligations; • the vesting of any equity award; • the purchase of securities resulting from periodic contribution of money to the Company’s employee stock purchase plans in effect from time to time, including the Luxfer Share Incentive Plan and the Luxfer Holdings PLC Employee Stock Purchase Plan; • the purchase of securities resulting from periodic contribution of money to a 401(k) plan via payroll deductions if Luxfer securities are offered as an investment option in said plan; and • the acquisition or disposition of securities in a stock split, stock dividend, or other transaction affecting all security holders in a similar manner. 3.4 Post-Separation Transactions. Under certain circumstances, this Policy continues to apply to transactions in Luxfer securities even after a person covered by this Policy separates from the Company. If a person possesses Material Non-Public Information (as defined in section 4 of this Policy) at the time they separate from the Company, they may not trade in Luxfer securities until that information has become public. If a person subject to Quarterly Blackout Periods (as defined in sub-section 5.3(a) of this Policy) separates from the Company during a Blackout Period, they generally should not trade for the remainder of the Blackout Period. If a person separates from the Company during a Trading Window (as defined in sub- section 5.3 of this Policy) and does not possess Material Non-Public Information as of their separation date, they generally will not be subject to the next Quarterly Blackout Period. 4.0 MATERIAL NON-PUBLIC INFORMATION 4.1 Material Defined. Information should be regarded as “Material” if there is reasonable likelihood that it would be considered important to an investor in making an investment decision to buy, hold, or sell securities. Any information that could reasonably be expected to affect the market price of the Company’s securities, whether positive or negative, should be considered Material. There are various categories of information that are particularly sensitive and, as a general rule, should be considered Material. These categories include but are not limited to: • financial performance, particularly quarterly and annual earnings, and significant changes in financial performance or liquidity; • projections of future earnings or losses; • significant mergers, acquisitions, or divesture of assets or subsidiaries; • a change in control; • new significant contracts or changes in significant contracts;

3 • equity and debt offerings; • significant new products or developments; • significant changes in senior management, directors, or the Company’s external auditor; and • significant litigation, investigations, or regulatory proceedings. 4.2 Non-Public Defined. Information is “Non-Public” if it has not been widely disseminated by the Company to the public through major newswire services or filing with the Securities and Exchange Commission (“Widespread Public Release”). Material information is not considered public even if it is the subject of rumors or unofficial statements in the press or marketplace. In the event employees become aware of rumors or unofficial statements concerning the Company, they should notify the Legal Department immediately, so that a determination can be made as to Widespread Public Release. 5.0 RESTRICTIONS ON DEALINGS BY COVERED PERSONS 5.1 Trading on Material Non-Public Information. Persons covered by this Policy who possess Material Non- Public Information related to the Company shall not enter into any transaction involving Luxfer securities when in the possession of said Material Non-Public Information. This restriction begins at the time the covered person receives or becomes aware of said Material Non-Public Information and ends at the close of the second full Trading Day following Widespread Public Release of that information. The term “Trading Day” means a day when the New York Stock Exchange is open for regular trading, generally from 9:30 AM ET to 4:00 PM ET. For example, if the Company makes a Widespread Public Release of the Material Non- Public Information before the market opens on a Wednesday, persons covered by this Policy must not trade in Luxfer securities until after the close of the Trading Day on Thursday. If the Company does not make a Widespread Public Release of Material Non-Public Information until after the market opens on a Wednesday, persons covered by this Policy must not trade in Luxfer securities until after the close of the Trading Day on Friday. 5.2 Tipping. Persons covered by this Policy must not communicate, disclose, or pass on (“tip”) Material Non- Public Information to any third party (a “tippee”) and shall not make recommendations or express opinions about trading in Luxfer securities on the basis of Material Non-Public Information, regardless of whether the tippee is a Family Member. If a person communicates Material Non-Public Information or provides a tip that a tippee uses to trade in securities, legal penalties can apply to the person who provided the information, whether or not they personally derive any benefit from the trading. Further, insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders can be liable for insider trading, including tippees who trade on Material Non-Public Information tipped to them and individuals who trade on Material Non-Public Information that has been misappropriated. Additionally, Material Non-Public Information is not limited to information about Luxfer. Material Non-Public Information could relate to the Company’s customers or suppliers, an acquisition target, or a business completely unrelated to Luxfer. If persons covered by this Policy possess Material Non-Public Information about another company, they must not enter into a transaction in that company’s securities, give trading advice about that company to anyone, or tip the Material Non-Public Information to anyone. 5.3 Trading Blackout Periods. A “Blackout Period” is the time period when Section 16 Persons, Other Insiders, and designated individuals cannot engage in any transactions in Luxfer securities (except to the extent a transaction is not subject to this Policy, as identified in sub-section 3.3 of this Policy). Blackout Periods include Quarterly Blackout Periods, Special Blackout Periods, and Repurchase Blackout Periods, as described below. The periods between each Quarterly Blackout Period are referred to in this Policy as “Trading Windows.”

4 (a) Quarterly Blackout Periods. “Quarterly Blackout Periods” commence on the Monday closest to the 15th of the third month of each quarter (e.g., the Monday closest to March 15, June 15, September 15, and December 15) and end at the close of the second full Trading Day following the Widespread Public Release of the Company’s financial results for the quarter. Section 16 Persons and Other Insiders are prohibited from trading in Luxfer securities during Quarterly Blackout Periods. During Quarterly Blackout Periods, Section 16 Persons and Other Insiders generally possess or are presumed to possess Material Non-Public Information regarding the Company’s financial results. (b) Special Blackout Periods. In addition to Quarterly Blackout Periods, the Company may impose “Special Blackout Periods.” Typically, a Special Blackout Period will occur when there are events or developments that may be considered Material Non-Public Information, such as the negotiation of mergers, acquisitions, or divestures. A Special Blackout Period may apply to all employees or only a specific group of employees, as well as Section 16 Persons and Other Insiders. The Legal Department will provide written notice to persons subject to a Special Blackout Period. During a Special Blackout Period, persons who are subject to said Special Blackout Period are prohibited from trading in Luxfer securities. Any person made aware of a Special Blackout Period must not disclose the existence of a Special Blackout Period to any other person. The Company’s failure to designate a person as being subject to a Special Blackout Period will not relieve that person of the obligation not to trade while in possession of Material Non-Public Information. (c) Repurchase Blackout Periods. “Repurchase Blackout Periods” commence four (4) business days prior to announcement by the Company of a share repurchase program and end four (4) business days after said announcement. Section 16 Persons are prohibited from trading in Luxfer securities during Repurchase Blackout Periods. Blackout Periods are intended to help insiders who may possess Material Non-Public Information about the Company, including financial results and other material information, avoid insider trading or the appearance of insider trading. Persons covered by this Policy are generally permitted to trade in Luxfer securities during Trading Windows when no Quarterly Blackout Period, Special Blackout Period, or Repurchase Blackout Period (if applicable) is in effect. However, trading in Luxfer securities during a Trading Window should not be considered an unrestricted opportunity to trade, and all persons covered by this Policy should always use good judgment. Even during a Trading Window, any person possessing Material Non-Public Information concerning the Company shall not engage in any transactions in Luxfer securities until the close of the second full Trading Day after the Widespread Public Release of said information. Each person is individually responsible for compliance with the prohibitions against insider trading. 5.4 Derivatives Trading, Margin Trading, Hedging, Short-Term Trading, and Short Sales Prohibited. Persons covered by this Policy and their designees must not: • trade in any interest, security, or position relating to the future price of Luxfer securities, such as a put, call, swap, hedge, or any other type of derivative security; • hold Luxfer securities in a margin account or pledge Luxfer securities as collateral for a loan; • enter into monetization transactions or similar arrangements with respect to Luxfer securities; • sell Luxfer securities of the same class within six (6) months of the on-market purchase of said securities; and • make a short sale of Luxfer securities (i.e., a sale of securities that are not owned at the time of sale).

5 6.0 PRE-CLEARANCE OF TRADES AND REPORTING OBLIGATIONS 6.1 Pre-Clearance of Trades. Persons covered by this Policy, including Section 16 Persons, Other Insiders, and their Family Members, shall not trade in Luxfer securities without first complying with the Company’s “pre- clearance” process. The Legal Department must pre-clear each proposed transaction, including all purchases and sales of Luxfer securities and the exercise of stock options. The Legal Department will help covered persons confirm that they do not possess Material Non-Public Information and assist Section 16 Persons with reporting requirements and compliance with the short-swing profit rules described below. Upon receipt of a trade request, the Legal Department will review the proposed transaction and either approve or disapprove of the transaction. Pre-clearance will be granted or denied based solely on the restraints imposed by law and will not constitute investment advice regarding the advisability of any transaction or otherwise ensure compliance with securities laws. Unless revoked, pre-clearance of a transaction will normally remain valid until the close of the second full Trading Day following the day on which pre-clearance was granted. If the transaction does not occur during this period, pre-clearance of the transaction will lapse and must be re-requested. Pre-clearance of a transaction may be valid for a shorter period if trading was requested within one day of a Quarterly Blackout Period or Repurchase Blackout Period commencing or for other reasons. 6.2 Reporting Requirements under Section 16(a). Section 16 Persons must comply with the reporting requirements set forth in Section 16(a) of the Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules and regulations promulgated thereunder. Section 16 Persons must disclose their holdings at the time they attain insider status and must disclose all subsequent changes in such holdings during the time the individual is a Section 16 Person (and, in certain circumstances, for up to six months after the individual ceases to be a Section 16 Person). Disclosure is made on one of three forms: the Initial Statement of Beneficial Ownership of Securities on Form 3; the Statement of Changes in Beneficial Ownership of Securities on Form 4; and the Annual Statement of Changes in Beneficial Ownership of Securities on Form 5. While the Company will typically assist Section 16 Persons with the preparation and filing of Section 16 reports with respect to Luxfer securities, Section 16 Persons are ultimately responsible for compliance with Section 16(a) reporting requirements and subject to the liability provisions of the Exchange Act with respect thereto. 6.3 Short-Swing Profit Liability. Section 16 Persons must also comply with the reporting obligations and limitations on short-swing profit transactions prescribed by federal securities laws. Purchases and sales (or sales and purchases) of Luxfer ordinary shares within any six-month period in which a mathematical profit is realized result in illegal “short-swing profits.” The practical effect of these provisions is that a Section 16 Person who purchases and sells Luxfer securities must report such transactions to the Securities and Exchange Commission on a timely basis. Furthermore, a Section 16 Person may be required to disgorge to the Company all profits resulting from purchases and sales that occurred within the same six-month period, whether or not such individual had knowledge of Material Non-Public Information. For this reason, it is important that Section 16 Persons contact the Legal Department prior to any trade in the Company’s securities. Under applicable regulations, the receipt or vesting of restricted stock units, the receipt or vesting of stock options, and the exercise of stock options under the Company’s equity incentive plans are not deemed a purchase that can be matched against a sale for short-swing liability purposes. The rules on recovery of short-swing profits do not depend on whether a person was in possession of Material Non-Public Information at the time of the transaction.

6 7.0 RULE 10B5-1 TRADING PLANS 7.1 General. Rule 10b5-1 of the Exchange Act provides an affirmative defense from insider trading liability under federal securities laws with respect to trading plans that meet certain requirements. The Blackout Periods and pre-clearance requirements set forth in this Policy do not apply to trades executed pursuant to a binding contract, instruction, or written plan that complies with the requirements of Rule 10b5-1 and that is pre-approved by the Legal Department (a “Trading Plan”). The compliance of any Trading Plan with applicable law is the responsibility of the person entering into the Trading Plan. All persons adopting a Trading Plan are encouraged to consult with personal legal counsel. 7.2 Adoption of Trading Plans. Trading Plans may only be adopted during a Trading Window and when the covered person is not aware of any Material Non-Public Information. The Trading Plan must be entered into in good faith and without any purpose of evading the prohibition against trading while in possession of Material Non-Public Information. Persons adopting a Trading Plan must also act in good faith with respect to the plan. Trading Plans adopted by Section 16 Persons must include representations from the individual certifying that they are not aware of any Material Non-Public Information about the issuer or its securities, and that they are acting in good faith and not as part of any plan or scheme to evade the prohibitions of Rule 10b-5. A Trading Plan must either specify (including by formula) the amount, pricing, and timing of transactions in advance or delegate discretion on those matters to an independent third party. Once the Trading Plan is adopted, the person adopting the Trading Plan must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded, or the date of the trade. 7.3 Cooling-Off Periods. A Trading Plan adopted by individuals other than Section 16 Persons must provide a minimum of thirty (30) days following its adoption before a trade can occur under the Trading Plan (the “Cooling-Off Period”). For Section 16 Persons, the Cooling-Off Period is a minimum of ninety (90) days following adoption of the Trading Plan, or two (2) business days following the disclosure of quarterly financial results for the fiscal quarter during which the Trading Plan was adopted, whichever is later. 7.4 Modification and Termination of Trading Plans. Approved Trading Plans can only be modified or terminated with the approval of the Legal Department, which will be granted only in unusual circumstances that could not have been foreseen at the time the Trading Plan was adopted. Modifications will trigger a new Cooling- Off Period and constitute adoption of a new plan if the modification changes the amount, price, or timing of trades, including a change to a formula that affects these inputs. Modifications do not trigger a new Cooling-Off Period and thus do not constitute adoption of a new plan if they are immaterial or administrative, such as an adjustment for stock splits or a change in account information. 7.5 Company Disclosure of Trading Plans. The Company will publicly disclose the adoption or termination of a Trading Plan by any Section 16 Person and describe the material non-pricing terms of said Trading Plans, including the name and title of the Section 16 Person, the date of adoption or termination of the Trading Plan, the duration of the Trading Plan, and the aggregate number of securities to be sold or purchased under the Trading Plan. 7.6 Overlapping and Multiple Trading Plans. Individuals may not enter into multiple overlapping Trading Plans, subject to the limited exceptions described below. (a) Sell-to-Cover Arrangements. Sell-to-cover arrangements to satisfy tax withholding obligations incident to the vesting of certain equity awards, such as grants of restricted stock and restricted stock units, do not constitute a separate Trading Plan, as long as the sell-to-cover arrangement authorizes the sale of only enough securities necessary to satisfy tax withholding obligations arising exclusively from

7 the vesting of a compensatory award, and the person does not otherwise exercise control over the timing of such sales. This exception does not apply to sales incident to the exercise of stock options. (b) Replacement Plans. To facilitate continuous coverage of trading activity, a person may simultaneously maintain a successor Trading Plan under which trades are not scheduled to begin until completion or expiration of the predecessor plan. If the predecessor plan is terminated early, trading under the successor plan cannot commence until the applicable Cooling-Off Period has run from the date of termination of the predecessor plan. (c) Multiple Brokers. Separate contracts with different brokers to execute trades under a single Trading Plan will be viewed together as one plan. Furthermore, a person is only permitted one single-trade Trading Plan in any consecutive 12-month period. For this purpose, a single-trade plan is one that is designed to effect a trade in a single transaction. Single- trade plans do not include plans that use several different price triggers or that give trading discretion to a broker, even if they happen to execute in one single trade. 8.0 INDIVIDUAL RESPONSIBILITY, LEGAL LIABILITY, AND DISCIPLINARY ACTION 8.1 Individual Responsibility. Every person covered by this Policy has the individual responsibility to comply with insider trading laws and this Policy, regardless of whether a transaction is executed in a Trading Window or pre-cleared by the Legal Department. The restrictions and procedures set forth in this Policy are intended to help avoid inadvertent instances of improper insider trading, but appropriate judgment should always be exercised in connection with any trade in Luxfer securities. 8.2 Legal Liability and Disciplinary Action. There are significant legal liabilities associated with violation of insider trading laws, including disgorgement of profit made or loss avoided, monetary civil penalties, criminal fines, and prison sentences. Employees of the Company who violate this Policy will also be subject to disciplinary action, which may include, among other things, ineligibility for future participation in the Company’s equity incentive plans or termination of employment. 9.0 RESPONSIBILITY FOR AND ADMINISTRATION OF THIS POLICY 9.1 Overall Responsibility. Luxfer’s Legal Department has overall responsibility for this Policy. The Legal Department will review this Policy annually and may update this Policy from time to time in connection with such review. 9.2 Implementation. The Executive Leadership Team and Senior Management Team are essential to the day- to-day implementation of this Policy and shall monitor compliance with, and enforcement of, its provisions.

A-1 SCHEDULE A SECTION 16 PERSONS AND OTHER INSIDERS as of September 6, 2023 SECTION 16 PERSONS 1 Andrew Butcher Executive Director; Chief Executive Officer Richard Hipple Non-Executive Director Patrick Mullen Non-Executive Director; Board Chair Clive Snowdon Non-Executive Director Sylvia A. Stein Non-Executive Director Lisa Trimberger Non-Executive Director Peter Gibbons Vice President & General Manager, Luxfer Graphic Arts Megan E. Glise General Counsel & Company Secretary Mark Lawday Vice President & General Manager, Luxfer Gas Cylinders - Europe Howard Mead Vice President & General Manager, Luxfer Gas Cylinders - Composite Jeffrey Moorefield Vice President & General Manager, Luxfer Magtech Graham Wardlow Managing Director, Luxfer MEL Technologies Stephen Webster Chief Financial Officer OTHER INSIDERS Members of the Company’s Senior Management Team Members of the Company’s Finance Team, including (i) corporate finance and accounting employees and (ii) accounting and finance employees at the business unit level who are also members of the Senior Management Team Members of the Company’s Investor Relations Department Members of the Company’s Legal Department 1 Section 16 Persons generally include (i) members of the Company’s Board of Directors and (ii) any person who has been designated as a Section 16 officer of the Company by Luxfer’s Board of Directors. Section 16 officers include the president, principal financial officer, principal accounting officer, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company and/or a subsidiary.